AMENDMENT TO BUSINESS FINANCING AGREEMENT AND
                        AGREEMENT FOR WHOLESALE FINANCING

      This Amendment is made to (i) that certain Business Financing Agreement executed on the 31st day August, 2000, between ePlus Technology, inc. ("Dealer") and GE Commercial Distribution Finance Corporation ("CDF"), as amended ("BFA") and (ii) that certain Agreement for Wholesale Financing between Dealer and CDF dated August 31, 2000, as amended ("AWF").

      FOR VALUE RECEIVED, CDF and Dealer agree as follows (capitalized terms shall have the same meaning as defined in the BFA unless otherwise indicated):

         1. The definition of "Government Accounts" in section 1.1 of the BFA is hereby restated in its entirety as follows:

"'Government Accounts': means accounts due and payable from a U.S. county, state or federal governmental body, agency or instrumentality; or body, agency or instrumentality of the District of Columbia."

         2. The definition of "Prime Rate" in section 1.1 of the BFA is hereby restated in its entirety as follows:

         "'Prime Rate': the rate of interest which JP Morgan Chase Bank publicly announces from time to time as its prime rate or reference rate; provided, however, that for purposes of this Agreement, the interest rate charged to Dealer will at no time be computed on a Prime Rate of less than five and one quarter of one percent (5.25%) per annum. The Prime Rate will change and take effect for purposes of this Agreement on the day that JP Morgan Chase Bank announces any change in its Prime Rate or reference rate."

         3. Section 2.1 of the BFA is hereby amended in its entirety to read as follows:

         "2.1 Accounts Receivable Facility. Subject to the terms of this Agreement, CDF agrees to provide to Dealer an Accounts Receivable Facility of Seven Million Dollars ($7,000,000.00); provided, however, that at no time will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, Thirty-Three Million Dollars ($33,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced."

      In addition, subject to the terms of the AWF, CDF agrees to provide to Dealer an inventory floorplan credit facility of Thirty-Three Million Dollars ($33,000,000.00); provided, however, that at no time will the principal amount outstanding under Dealer's inventory floorplan credit facility with CDF and Dealer's Accounts Receivable Facility exceed, in the aggregate Thirty-Three Million Dollars ($33,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced.

         4. Section 3.1 of the BFA is hereby deleted in its entirety and restated to read as follows:

         "3.1 Schedules. Dealer will, no less than weekly or as otherwise agreed to, furnish CDF with a schedule of Accounts ("Schedule") which will:
         (a) describe all Accounts created or acquired by Dealer since the last Schedule furnished CDF; (b) inform CDF of any rejection of goods by any obligor, delays in delivery of goods, non-performance of contracts and of any assertion of any claim, offset or counterclaim by any obligor; and (c) inform CDF of any adverse information relating to the financial condition of any obligor. Furthermore, together with each submission of a Schedule, and, in any event, not less than weekly or as otherwise agreed to, Dealer will also furnish CDF with detailed aging reports for its accounts receivable and accounts payable as well as detailed journals to support the Accounts described on such Schedule."

         5. The terms of that certain Paydown Addendum to Business Financing Agreement and Agreement for Wholesale Financing dated August 31, 2000 between Dealer and CDF are hereby deleted in their entirety and Section 3.2 of the BFA is hereby restated to read as follows and, to the extent applicable, the following provision shall also amend the AWF:

         "3.2 Available Credit; Paydown. On receipt of each Schedule, CDF will credit Dealer with such amount as CDF may deem advisable up to the remainder of (i) (a) ninety percent (90%) of the net amount of eligible Government Accounts listed on such Schedule plus (b) eighty-five percent (85%) of the net amount of Dealer's eligible Non-Government Accounts listed on such Schedule plus (c) eighty-five percent (85%) of the net amount of eligible Intercompany Lease Receivables (as defined below) listed in such schedule up to a maximum of Four Million Dollars ($4,000,000) (the amount determined by adding ss.3.2(i)(a) plus
         ss.3.2(i)(b) plus ss.3.2(i)(c) is referred to herein as the `Eligible Credit'), minus (ii) the amount of Dealer's SPP Deficit (as defined below) under Dealer's Agreement for Wholesale Financing (the 'AWF') with CDF as in effect from time to time (the amount determined by subtracting ss.3.2(ii) from ss.3.2(i) is referred to herein as the 'Available Credit').

         Dealer's 'SPP Deficit' shall mean the amount, if any, by which Dealer's total current outstanding indebtedness to CDF under the AWF as of the date of the Inventory Report (as defined below) exceeds the Inventory Value (as defined below) as determined by, and as of the date of, the Inventory Report. Such SPP Deficit, if any, will remain in effect for purposes of this Agreement until the preparation and delivery by Dealer to CDF of a new Inventory Report. Dealer will forward to CDF by the tenth (10th) day of every month an Inventory Report dated as of the last day of the prior month which specifies the total aggregate wholesale invoice price of all of Dealer's inventory that is unsold and in Dealer's possession and control as of the date of the Inventory Report.

         The term Inventory Value is defined herein to mean One Hundred Percent (100%) of the total aggregate wholesale invoice price of all of Dealer's inventory that is unsold and in Dealer's possession and control as of the date of the Inventory Report to the extent that CDF has a first priority, fully perfected security interest therein; excluding therefrom (i) all inventory drop shipped from Dealer's vendors directly to Dealer's customers and (ii) all inventory in Dealer's possession that is subject to returned merchandise authorizations issued by Dealer's vendors.

         In addition, if Dealer's outstanding loans under Dealer's accounts receivable credit facility as set forth in Section 2.1 of this Agreement at any time exceed Dealer's Available Credit, Dealer will immediately pay to CDF an amount not less than the difference between
         (i) Dealer's outstanding loans under Dealer's accounts receivable credit facility as set forth in Section 2.1 of this Agreement, and (ii) Dealer's Available Credit.

         Furthermore, as an amendment to the AWF, in the event Dealer's SPP Deficit exceeds at any time (i) Dealer's Eligible Credit, minus (ii) Dealer's outstanding loans under Dealer's accounts receivable credit facility as set forth in Section 2.1 of this Agreement, Dealer will immediately pay to CDF, as a reduction of Dealer's total current outstanding indebtedness to CDF under the AWF, the difference between
         (i) Dealer's SPP Deficit,  and (ii)(a) Dealer's Eligible Credit,  minus
         (b) Dealer's outstanding loans under Dealer's accounts receivable credit facility as set forth in Section 2.1 of this Agreement. CDF will loan Dealer, on request, such amount so credited or a part thereof as requested provided that at no time will such outstanding loans exceed Dealer's maximum accounts receivable credit facility as set forth in
         Section 2.1 of this Agreement. No advances or loans need be made by CDF if Dealer is in Default."

          6. Section 3.8 of the BFA is hereby amended in its entirety to read as follows:

         "3.8 Collection Days. All payments and all amounts received on any Account will be credited by CDF to Dealer's account (subject to final collection thereof) after allowing one (1) business day for collection of checks or other instruments."

         7. Section 5.2 of the BFA is hereby amended to add the following subsentences (l) and (m), and to the extent applicable, the following provision shall also amend the AWF:

              "(l) move any Collateral financed by CDF out of the United States of America; or (m) store Collateral financed by CDF with any third party."

         8. All of the terms of paragraph numbered 3 of that certain Addendum to Business Financing Agreement and Agreement for Wholesale Financing dated February 12, 2001 between Dealer and CDF are hereby deleted in their entirety and restated to read as follows:

               "Unused Line Fee. If, at any time, the Average Loan Balance (as defined below) for any calendar month is less than Fifty Percent (50%) of the Accounts Receivable Facility then Dealer agrees to pay CDF an unused line fee in an amount equal to 0.0208% per month (0.25% annualized) of the difference between (a) the total Accounts Receivable Facility minus (b) the Average Loan Balance for such month. The "Average Loan Balance" is equal to (1) the sum of the Daily Loan Balances (as defined below) during a billing period; divided by (2) the actual number of days in such billing period. The "Daily Loan Balance" is equal to the amount of the outstanding principal debt which Dealer owes to CDF on the Accounts Receivable Facility at the end of each day (including the amount of all Electronic Transfers authorized) after CDF has credited the payments which it has received on the Accounts Receivable Facility. The Daily Loan Balance shall not be subject to Section 3.8 of the Agreement. Such unused line fee shall be payable monthly in arrears and due pursuant to the monthly billing statement. Once received by CDF, a line fee shall not be refundable by CDF for any reason."

         9. Section 7.1 through Sections 7.1.2 of the BFA are hereby restated in their entirety to read as follows:

         "7.1 Termination. Either party may terminate this Agreement upon ninety (90) days written notice received by the other party. Any termination of this Agreement by Dealer or CDF will have the effect of accelerating the maturity of all Obligations not then otherwise due. Dealer will be obligated to CDF for CDF's advances or commitments made before the effective termination date of this Agreement. CDF will retain all of its rights, interests and remedies hereunder until Dealer has paid CDF in full. All waivers, and the agreement to arbitrate, set forth in this Agreement will survive any termination of this Agreement."

         10. As of the date of execution of this Amendment, all prior financial covenants, including without limitation the terms of paragraph numbered 2 of that certain Paydown Addendum to Business Financing Agreement and Agreement for Wholesale Financing dated August 31, 2000 between Dealer and CDF, are hereby deleted in their entirety and restated to read as follows: "Dealer will:

                    A. (i) as of the last day of Dealer's  fiscal quarter ending
               December 31, 2003, maintain a Tangible Net Worth and Subordinated Debt (`TNW') in the combined amount of not less than (a) Fourteen Million Fifty Thousand Dollars ($14,050,000.00) plus (b) Fifty Percent (50%) of Dealer's Net Income for the fiscal quarter ---- then-ended, and (ii) as of the last day of each fiscal quarter thereafter, beginning with the fiscal quarter ending March 31, 2004, maintain a TNW in the combined amount of not less than the sum of (1) Fifty Percent (50%) of Dealer's Net Income for the quarter then-ended plus (2) the ---- minimum TNW required for the prior fiscal quarter end (if Net Income is a negative number for any quarter [e.g., a loss], such amount shall not reduce Dealer's TNW for that quarter, and shall be disregarded for all future TNW calculations so that any such negative number shall not reduce the minimum TNW required hereunder for any subsequent quarter);

                    B. as of the  last day of  Dealer's  fiscal  quarter  ending
               December 31, 2003 and as of the last day of each fiscal quarter thereafter, maintain a ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt of not more than Three to One (3.0:1.0).

         For purposes of this paragraph: (i) 'Tangible Net Worth' means the book value of the Dealer's assets less liabilities, excluding from such assets all Intangibles; (ii) 'Intangibles' means and includes general intangibles; software (purchased or developed in-house); accounts receivable and advances due from officers, directors, employees, stockholders, members, owners and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks and copyrights net of amortization; and such other similar items as CDF may from time to time reasonably determine in CDF's sole discretion; (iii) 'Debt' means all of the Dealer's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties, or with respect to which the Dealer has pledged assets to secure performance, whether or not direct recourse liability has been assumed by the Dealer; (iv) 'Subordinated Debt' means all of the Dealer's Debt which is subordinated to the payment of the Dealer's liabilities to CDF by an agreement in form and substance satisfactory to CDF; and (v) 'Net Income' means Dealer's net income or loss after extraordinary items and after provision for income taxes. The foregoing terms will be determined in accordance with generally accepted accounting principles consistently applied."

         11. The following paragraph is incorporated into the AWF and BFA as if fully and originally set forth therein:

         "Dealer may make a one-time dividend to its parent company, ePlus, inc., in an amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00). In addition, Dealer, from time to time, may make a dividend to ePlus, inc. if, after giving effect to such dividend, Dealer is not in default under the terms and conditions of the Agreement, and Dealer's Available Borrowing (as defined below) exceeds Five Million Dollars ($5,000,000). Dealer's `Available Borrowing' shall mean the lesser of (i) Dealer's Available Credit under the Accounts Receivable Facility and (ii) Dealer's maximum credit facility ($33,000,000) minus the sum of the principal amount outstanding under Dealer's Accounts Receivable Facility plus the principal amount outstanding under Dealer's inventory floorplan credit facility plus the amount of open approvals under Dealer's inventory floorplan credit facility (amounts approved by CDF for Dealer's inventory purchases, but which, for any reason remain unfunded by CDF).

         All other dividends or distributions shall be prohibited without CDF's prior written consent."

         12. The following paragraph is hereby incorporated into the BFA, and, to the extent applicable, the following provision shall also amend the AWF:

         "Notwithstanding anything to the contrary set forth in Section 3.3(d) of the BFA, but without limiting CDF's discretion to determine the eligibility of Accounts, Accounts which arise from the sale of goods ordered by ePlus Group, inc., in its capacity as agent on behalf of its customers, will be eligible from the date of the invoice to ePlus Group, inc. generated as a result of such order ("Invoice"), until the earlier to occur of (i) the date of execution of a lease agreement between ePlus Group, inc. and a lessee covering such goods or (ii) thirty days from the date of the Invoice (each, an "Intercompany Lease Receivable"), to the extent that CDF has a first priority, fully perfected security interest therein."


         Dealer waives notice of CDF's acceptance of this Amendment.

         All other terms and provisions of the AWF and BFA, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, each of Dealer and CDF have executed this Amendment on this 31st day of March, 2004.


                                               ePlus Technology, inc.

Attest:                                        /s/ STEVEN J. MENCARINI
                                               ---------------------------------
/s/ ERICA S. STOECKER                          Steven J. Mencarini
----------------------------                   Chief Financial Officer
Erica S. Stoecker, Secretary


                                               GE COMMERCIAL DISTRIBUTION
                                               FINANCE CORPORATION

                                               /s/ DAVID MINTERT
                                               ---------------------------------
                                               David Mintert
                                               Vice President of Operations